Registration No. 333-

As filed with the Securities and Exchange Commission on August 11, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3514457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

699 Boylston Street, 11th Floor

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

Zalicus Inc. Amended and Restated 2004 Incentive Plan

Fourteen22, Inc. 2011 Equity Incentive Plan (As Amended)

(Full Title of the Plan)

Robert Ticktin

Senior Vice President, General Counsel and Secretary

EPIRUS Biopharmaceuticals, Inc.

699 Boylston Street, 11th Floor

Boston, Massachusetts 02116

(Name and Address of Agent for Service of Process)

(617) 600-4313

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter N. Handrinos, Esq.

Philip P. Rossetti, Esq.

Latham & Watkins LLP

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, Massachusetts 02116

Tel: (617) 880-4500

Fax: (617) 948-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value (2)	1,152,042	$5.36 (4)	$6,177,184.00	$795.62
Common Stock, $0.001 par value (3)	3,000,000	$7.90 (5)	$23,700,000.00	$3,052.56
Total	4,152,042		$29,877,184.00	$3,848.18

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of EPIRUS Biopharmaceuticals, Inc. (the “Company or the “Registrant”) Common Stock that become issuable under the Assumed Plan or the 2004 Plan (each as defined below) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents outstanding options issued under the Fourteen22 2011 Equity Incentive Plan, as amended (the “Assumed Plan”), assumed by the Registrant at the effective time of the Merger (defined in the explanatory note below).
(3)	Represents additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to the Registrant’s Amended and Restated 2004 Incentive Plan, as amended (the “2004 Plan”).
(4)	This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the related options granted under the Assumed Plan.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act and based upon the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq Capital Market on August 6, 2014.

EXPLANATORY NOTE

Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 15, 2014 (as amended, the “Merger Agreement”), by and among the Company, EB Sub, Inc., formerly known as BRunning, Inc., and the former entity EPIRUS Biopharmaceuticals, Inc., a private company (the “Former Entity”), the Registrant assumed each vested and unvested option under the Assumed Plan that was outstanding on July 15, 2014. Immediately after the consummation of the Merger on July 15, 2014, the options issued under the Assumed Plan and assumed by the Registrant pursuant to the Merger Agreement were exercisable for 11,520,654 shares of the Registrant’s Common Stock. On July 16, 2014, the Registrant effected a 1-for-10 reverse stock split of its outstanding Common Stock (the “Reverse Stock Split”). Upon the consummation of the Reverse Stock Split, the options issued under the Assumed Plan were exercisable for 1,152,042 shares of the Registrant’s Common Stock. The shares of Common Stock retained a par value of $0.001 per share.

On July 15, 2014, the Company’s stockholders approved an amendment to the 2004 Plan to increase the number of shares available for issuance under the Plan by 3,000,000 shares of Common Stock, after giving effect to the Company’s Reverse Stock Split. This Registration Statement on Form S-8 is being filed in order to register such additional 3,000,000 shares of Common Stock which may be offered and sold to participants under the 2004 Plan. Solely with respect to the registration on this Registration Statement on Form S-8 of 3,000,000 additional shares of the Common Stock of the Company which may be acquired pursuant to the 2004 Plan, such securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-131619, as filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2006, the Registrant’s Registration Statement on Form S-8, File No. 333-135356, as filed with the Commission on June 27, 2006, the Registrant’s Registration Statement on Form S-8, File No. 333-147745, as filed with the Commission on November 30, 2007, and the Registrant’s Registration Statement on Form S-8, File No. 333-166118, as filed with the Commission on April 16, 2010 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 14, 2014; as amended by the Form 10-K/A, filed with the Commission on April 30, 2014;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014, filed with the Commission on May 9, 2014, and August 11, 2014, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2014, February 7, 2014, March 13, 2014, April 1, 2014, April 16, 2014, May 8, 2014, May 9, 2014, May 15, 2014, June 6, 2014, June 18, 2014, June 25, 2014, July 2, 2014, July 15, 2014 and July 18, 2014; and

(d) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 18, 2005.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Limitation of Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Sixth Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that our directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under DGCL as in effect at the time such liability is determined. In addition, the Restated Certificate provides that we shall indemnify our directors to the full extent permitted by the laws of the State of Delaware.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, we have entered or will enter into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 10 to the Registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

Exhibit 4.2	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on December 21, 2009) (File No. 000-51171)

Exhibit 4.3	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on September 9, 2010) (File No. 000-51171)

Exhibit 4.4	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on October 2, 2013) (File No. 000-51171)

Exhibit 4.5	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on July 15, 2014) (File No. 000-51171)

Exhibit 4.6	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report filed on Form 8-K on July 15, 2014) (File No. 000-51171)

Exhibit 4.7	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.01 to the Registrant’s current report on Form 8-K filed on July 15, 2014) (File No. 000-51171)

Exhibit 4.8	Specimen Certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q filed on August 11, 2014) (File No. 000-51171)

Exhibit 5.1	Opinion of Latham & Watkins LLP

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm regarding financial statements in the Registrant’s annual report on Form 10-K filed on March 14, 2014

Exhibit 23.2	Consent of Independent Registered Public Accounting Firm regarding financial statements in the Registrant’s current report on Form 8-K filed on May 8, 2014

Exhibit 23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Amended and Restated 2004 Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8 filed on April 16, 2010) (File No. 333-166118)

Exhibit 99.2	Amendment No. 1 to Amended and Restated 2004 Incentive Plan

Exhibit 99.3	Fourteen22, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form S-4 filed on May 8, 2014) (File No. 333-195818)

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; for purposes of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 11th day of August, 2014.

EPIRUS BIOPHARMACEUTICALS, INC.

By:	/s/ Amit Munshi

Amit Munshi
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Amit Munshi, Thomas Shea, Robert Ticktin, Andrew Rocklage and Jeff Kagy and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 11th day of August, 2014.

Name	Title(s)

/s/ Amit Munshi	President, Chief Executive Officer and Director (Principal Executive Officer)
Amit Munshi

/s/ Thomas Shea	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Thomas Shea

/s/ Mark H.N. Corrigan	Director
Mark H.N. Corrigan

/s/ William Hunter	Director
William Hunter

/s/ J. Kevin Buchi	Director
J. Kevin Buchi

/s/ Geoffrey Duyk	Director
Geoffrey Duyk

/s/ Daotian Fu	Director
Daotian Fu

/s/ Julie McHugh	Director
Julie McHugh

/s/ Scott Rocklage	Director
Scott Rocklage

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 10 to the Registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

Exhibit 4.2	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on December 21, 2009) (File No. 000-51171)

Exhibit 4.3	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on September 9, 2010) (File No. 000-51171)

Exhibit 4.4	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on October 2, 2013) (File No. 000-51171)

Exhibit 4.5	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on Form 8-K on July 15, 2014) (File No. 000-51171)

Exhibit 4.6	Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report filed on Form 8-K on July 15, 2014) (File No. 000-51171)

Exhibit 4.7	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.01 to the Registrant’s current report on Form 8-K filed on July 15, 2014) (File No. 000-51171)

Exhibit 4.8	Specimen Certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q filed on August 11, 2014) (File No. 000-51171)

Exhibit 5.1	Opinion of Latham & Watkins LLP

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm regarding financial statements in the Registrant’s annual report on Form 10-K filed on March 14, 2014

Exhibit 23.2	Consent of Independent Registered Public Accounting Firm regarding financial statements in the Registrant’s current report on Form 8-K filed on May 8, 2014

Exhibit 23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Amended and Restated 2004 Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8 filed on April 16, 2010) (File No. 333-166118)

Exhibit 99.2	Amendment No. 1 to Amended and Restated 2004 Incentive Plan

Exhibit 99.3	Fourteen22, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form S-4 filed on May 8, 2014) (File No. 333-195818)